	Investor Contact:	Teri L. Miller
(954) 308-8216
terilmiller@sfngroup.com

	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES FOURTH QUARTER 2010 FINANCIAL RESULTS

            FORT LAUDERDALE, Fla., February 2, 2011 — SFN Group, Inc. (NYSE: SFN) today announced financial results for the fourth quarter ended December 26, 2010.

SFN Group president and CEO Roy Krause commented, “Our fourth quarter and full year results reflect solid execution of our strategy and disciplined operational management.  We took advantage of improving industry trends to grow revenue, particularly within Professional Services, improve EBITDA margins to 3.0% for the full year and generate significant operating cash flow. I would like to thank our associates for delivering strong results in 2010.”

FINANCIAL HIGHLIGHTS

•         Fourth quarter 2010 revenues were $549 million compared with $456 million last year, an increase of 20.5%.

•         Earnings from continuing operations in the fourth quarter were $9.4 million, or $0.17 per share on a diluted basis, compared with breakeven results, in the prior year.

•         Adjusted earnings from continuing operations (defined below) in the fourth quarter were $9.4million, or $0.17 per share, compared with adjusted earnings from continuing operations in the same prior year period of $3.2 million, or $0.06 per share.

•         Adjusted EBITDA (defined below) in the fourth quarter was $24.3 million, or 4.4% of revenues, compared with $14.8 million, or 3.2% of revenues, in the prior year.

•         In 2010, revenues were $2.1 billion for the full year compared with $1.7 billion in 2009.  Adjusted EBITDA increased to $62.5 million, or 3.0% of revenue, for the twelve month period in 2010, compared with $34.0 million, or 2.0% of revenue, for the same period in 2009.

•         Operating cash flow in the fourth quarter was $46.5 million and total debt was $5.0 million at the end of the period.  Availability under the credit facility was $157.6 million as of the end of the quarter.

Krause continued, “Longer-term industry dynamics are positive and we are positioned well for continued growth.  In the second half of 2010, we made operating investments in sales and recruiting staff to further organic growth.  Additionally, in the fourth quarter, we repaid the balance on our revolver with our strong cash flow. Future investments will be focused on expanding our presence in key Professional Services areas and share repurchases, as appropriate.”

FOURTH QUARTER OPERATING PERFORMANCE

In the fourth quarter, Professional Services revenues were up 28.8% compared with the same prior year period.  Professional Services represented 46.3% of total Company revenues and experienced increases due to the first quarter Tatum LLC acquisition and continued year over year growth in all skills and services.  Gross profit margin of 28.2% is up 350 basis points from the same period last year, primarily a result of increased pay/bill spreads, growth in higher margin outsourcing and permanent placement services and lower payroll taxes. Segment operating profit was $14.4 million in the fourth quarter or 5.6% of revenues, compared with $9.3 million or 4.7% in the prior year.

Staffing Services revenues increased 14.2% year over year in the fourth quarter compared with the same period last year.  Gross profit margins increased 50 basis points compared with last year primarily as a result of increased pay/bill spreads.  SG&A expenses were $41.1 million or 14% of revenue in 2010, a 110 basis point improvement from the same period last year.  Segment operating profit increased to $8.7 million or 3.0% of revenues, compared with $3.4 million or 1.3% of revenues in the fourth quarter of last year.

SHARE REPURCHASES

During the fourth quarter, the Company purchased approximately 500,000 shares at an average price of $9.69 per share.  Under its existing authorization, the Company may purchase up to an average of 50,000 shares per week or 2.6 million shares on an annual basis.

OUTLOOK

Revenue trends in the first four weeks of January 2011 are consistent with normal seasonal pullback in revenues in the first quarter of approximately 5% to 8% compared with the fourth quarter of 2010.

Based on continued improvements in industry trends and anticipated growth in our business, we expect to further improve our operating leverage and increase our Adjusted EBITDA margin by 50 to 90 basis points over the course of the year, generating a full year Adjusted EBITDA margin of between 3.5% and 3.9% of revenue in 2011.

INVITATION TO CONFERENCE CALL

Management will host its conference call on February 3, 2011 at 9:00 a.m. Eastern time to discuss information contained in this release. The call may be accessed in one of the following ways:

Via the Telephone:

Please dial 1-(800) 230-1085

The conference call leader is Roy Krause

The pass code: SFN Group Fourth Quarter Earnings Call

Via the Internet:

You may access the call via the Internet through the Company’s Web site: www.sfngroup.com.

Replay:

A replay of the call will be available one hour after the live call has ended. You may listen to the replay of the call over the Internet through www.sfngroup.com.

ABOUT SFN GROUP, INC.

SFN Group (NYSE:SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 60 years.

With approximately 560 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to over 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 170,000 people annually through its network and is one of North America’s largest employers.

SFN provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays OfficeProfessionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visit www.sfngroup.com.

This release contains statements that are forward looking in nature, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – significant economic downturns could result in lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers, or the deterioration in the financial condition of customers,  may have a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions and related integration activities could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse affect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Workers’ compensation insurance – unexpected changes in claim trends or regulations could result in significant increased costs;  and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly.  These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

SFN Group Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP).   Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related items.  Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives and impairment of goodwill and other intangibles.  Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, impairment of goodwill and other intangibles, restructuring and other charges, taxes, depreciation and amortization from earnings (loss) from continuing operations.  Adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations.  Adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 26,	December 27,
	2010	2009
Revenues(1)	$549,163	$455,634
Cost of services	427,474	364,379
Gross profit(2)	121,689	91,255
Selling, general and administrative expenses	101,429	81,765
Goodwill and intangible asset impairment	-	2,900
Amortization of intangibles	2,104	1,635
Interest expense	1,159	1,413
Interest income	(37)	(42)
Restructuring and other charges	-	2,022
	104,655	89,693

Earnings from continuing operations before income taxes	17,034	1,562
Income tax expense	(7,649)	(1,383)

Earnings from continuing operations	9,385	179
Loss from discontinued operations, net of tax	-	(5)
Net earnings	$9,385	$174

Earnings per share, Basic:
Earnings from continuing operations	$0.18	$-
Loss from discontinued operations	-	-
	$0.18	$-

Earnings per share, Diluted:
Earnings from continuing operations	$0.17	$-
Loss from discontinued operations	-	-
	$0.17	$-

Weighted-average shares used in computation of earnings per share:
Basic	52,875	51,174
Diluted	55,142	53,044

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Twelve Months Ended
	December 26,	December 27,
	2010	2009
Revenues(1)	$2,053,376	$1,710,880
Cost of services	1,629,377	1,371,735
Gross profit(2)	423,999	339,145
Selling, general and administrative expenses	380,115	325,688
Goodwill and intangible asset impairment	-	2,900
Amortization of intangibles	8,232	6,514
Interest expense	5,882	4,126
Interest income	(129)	(173)
Restructuring and other charges	3,302	7,091
	397,402	346,146

Earnings (loss) from continuing operations before income taxes	26,597	(7,001)
Income tax (expense) benefit	(11,544)	1,077

Earnings (loss) from continuing operations	15,053	(5,924)
Loss from discontinued operations, net of tax	(160)	(404)
Net earnings (loss)	$14,893	$(6,328)

Earnings (loss) per share, Basic:(3)
Earnings (loss) from continuing operations	$0.29	$(0.11)
Loss from discontinued operations	-	(0.01)
	$0.28	$(0.12)

Earnings (loss) per share, Diluted:(3)
Earnings (loss) from continuing operations	$0.28	$(0.11)
Loss from discontinued operations	-	(0.01)
	$0.27	$(0.12)

Weighted-average shares used in computation of loss per share:
Basic	52,503	51,810
Diluted	54,606	51,810

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	December 26,	December 27,
Assets	2010	2009
Current Assets:
Cash and cash equivalents	$18,478	$8,034
Receivables, less allowance for doubtful accounts of $3,382 and $2,261, respectively	291,691	228,180
Deferred tax asset	26,974	10,236
Other current assets	9,930	11,430
Total current assets	347,073	257,880
Property and equipment, net of accumulated depreciation of $154,465 and $140,985 respectively	40,179	49,737
Deferred tax asset	110,000	135,695
Goodwill	31,073	810
Trade names and other intangibles, net	60,810	57,427
Other assets	23,073	22,042
	$612,208	$523,591

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving line of credit	$2,592	$12,352
Accounts payable and other accrued expenses	100,129	57,403
Accrued salaries, wages and payroll taxes	68,157	46,381
Accrued insurance reserves	21,501	19,037
Accrued income tax payable	1,016	806
Other current liabilities	7,832	6,399
Total current liabilities	201,227	142,378
Long-term debt, net of current portion	2,422	1,246
Accrued insurance reserves	18,214	14,617
Deferred compensation	17,559	14,702
Other long-term liabilities	2,910	4,692
Total liabilities	242,332	177,635
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,683,747 and 15,896,160 shares, respectively	(102,006)	(113,421)
Additional paid-in capital	851,023	853,516
Accumulated deficit	(383,317)	(398,210)
Accumulated other comprehensive income	3,523	3,418
Total stockholders' equity	369,876	345,956
	$612,208	$523,591

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009
Adjusted earnings from continuing operations	$9,385	$3,176	$17,064	$160
Impairment of goodwill and other intangibles, net of tax benefit	-	(1,766)	-	(1,766)
Restructuring and other charges, net of tax benefit	-	(1,231)	(2,011)	(4,318)
Earnings (loss) from continuing operations	9,385	179	15,053	(5,924)
Loss from discontinued operations, net of tax	-	(5)	(160)	(404)
Net earnings (loss)	$9,385	$174	$14,893	$(6,328)
Per share-Diluted amounts (1) :
Adjusted earnings from continuing operations	$0.17	$0.06	$0.31	$-
Impairment of goodwill and other intangibles, net of tax benefit	-	(0.03)	-	(0.03)
Restructuring and other charges, net of tax benefit	-	(0.02)	(0.04)	(0.08)
Earnings (loss) from continuing operations	0.17	-	0.28	(0.11)
Loss from discontinued operations, net of tax	-	-	-	(0.01)
Net earnings (loss)	$0.17	$-	$0.27	$(0.12)
Weighted-average shares used in computation of earnings (loss) per share	55,142	53,044	54,606	51,810

(1) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009
Adjusted EBITDA from continuing operations	$24,268	$14,808	$62,478	$33,964
Interest income	37	42	129	173
Interest expense	(1,159)	(1,413)	(5,882)	(4,126)
Impairment of goodwill and other intangibles	-	(2,900)	-	(2,900)
Restructuring and other charges	-	(2,022)	(3,302)	(7,091)
Depreciation and amortization	(6,112)	(6,953)	(26,826)	(27,021)
Earnings (loss) from continuing operations before income taxes	17,034	1,562	26,597	(7,001)
Income tax (expense) benefit	(7,649)	(1,383)	(11,544)	1,077
Earnings (loss) from continuing operations	$9,385	$179	$15,053	$(5,924)
Adjusted EBITDA as a percentage of revenue	4.4%	3.2%	3.0%	2.0%

SFN GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended			Twelve Months Ended
	December 26, 2010	September 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Revenues:
Professional Services	$254,404	$251,857	$197,443	$975,923	$756,815
Staffing Services	294,759	275,266	258,191	1,077,453	954,065
Segment revenue	$549,163	$527,123	$455,634	$2,053,376	$1,710,880
Gross profit:
Professional Services	$71,825	$67,219	$48,797	$252,940	$189,891
Staffing Services	49,864	45,439	42,458	171,059	149,254
Segment gross profit	$121,689	$112,658	$91,255	$423,999	$339,145
Segment SG&A:
Professional Services	$(57,455)	$(55,422)	$(39,525)	$(214,335)	$(163,368)
Staffing Services	(41,142)	(39,529)	(39,055)	(152,848)	(149,908)
Segment SG&A	$(98,597)	$(94,951)	$(78,580)	$(367,183)	$(313,276)
Segment operating profit (loss):
Professional Services	$14,370	$11,797	$9,272	$38,605	$26,523
Staffing Services	8,722	5,910	3,403	18,211	(654)
Segment operating profit	23,092	17,707	12,675	56,816	25,869

Unallocated corporate costs	(2,832)	(3,432)	(3,185)	(12,932)	(12,412)
Goodwill and intangible asset impairment	-	-	(2,900)	-	(2,900)
Amortization of intangibles	(2,104)	(2,105)	(1,635)	(8,232)	(6,514)
Interest expense	(1,159)	(1,574)	(1,413)	(5,882)	(4,126)
Interest income	37	34	42	129	173
Restructuring and other charges	-	-	(2,022)	(3,302)	(7,091)
Earnings (loss) from continuing operations before income taxes	$17,034	$10,630	$1,562	$26,597	$(7,001)
MEMO:
Gross profit margin:
Professional Services	28.2%	26.7%	24.7%	25.9%	25.1%
Staffing Services	16.9%	16.5%	16.4%	15.9%	15.6%
Total SFN Group, Inc.	22.2%	21.4%	20.0%	20.6%	19.8%
Segment SG&A:
Professional Services	22.6%	22.0%	20.0%	22.0%	21.6%
Staffing Services	14.0%	14.4%	15.1%	14.2%	15.7%
Total SFN Group, Inc.	18.0%	18.0%	17.2%	17.9%	18.3%
Segment operating profit (loss):
Professional Services	5.6%	4.7%	4.7%	4.0%	3.5%
Staffing Services	3.0%	2.1%	1.3%	1.7%	(0.1%)
Total SFN Group, Inc.	4.2%	3.4%	2.8%	2.8%	1.5%
Segment revenue per billing day:
Professional Services	$4,070	$3,998	$3,185	$3,865	$3,003
Staffing Services	$4,716	$4,369	$4,164	$4,267	$3,786
Total SFN Group, Inc. (1)	$8,787	$8,367	$7,349	$8,132	$6,789
Supplemental Cash Flow and Other Information:
Operating cash flow	$46,460	$13,239	$10,508	$63,323	$41,082
Capital expenditures	$1,575	$1,284	$286	$4,600	$2,120
Depreciation and amortization	$6,112	$6,766	$6,953	$26,826	$27,021
DSO	43	46	41	43	41
Billing Days	62.5	63.0	62.0	252.5	252.0
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended			Twelve Months Ended
	December 26, 2010	September 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Professional Services
Revenues by Skill:
Information Technology	$130,741	$128,413	$111,909	$504,120	$450,442
Finance & Accounting	47,888	45,381	21,339	171,381	86,676
Administration	14,981	15,189	12,271	59,116	51,935
Other	60,794	62,874	51,924	241,306	167,762
Segment Revenues	$254,404	$251,857	$197,443	$975,923	$756,815
Revenues by Service:
Temporary Staffing	$197,305	$192,831	$149,968	$753,340	$605,837
Outsourcing & Other	49,595	51,634	42,721	197,208	131,555
Permanent Placement	7,504	7,392	4,754	25,375	19,423
Segment Revenues	$254,404	$251,857	$197,443	$975,923	$756,815
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	25.6%	25.0%	24.2%	24.3%	23.7%
Outsourcing & Other	27.8%	22.4%	18.2%	22.7%	20.3%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	28.2%	26.7%	24.7%	25.9%	25.1%
Revenues per billing day by Skill: (1)
Information Technology	$2,092	$2,038	$1,805	$1,997	$1,787
Finance & Accounting	$766	$720	$344	$679	$344
Administration	$240	$241	$198	$234	$206
Other	$973	$998	$837	$956	$666
Revenues per billing day by Service: (1)
Temporary Staffing	$3,157	$3,061	$2,419	$2,984	$2,404
Outsourcing & Other	$794	$820	$689	$781	$522
Permanent Placement	$120	$117	$77	$100	$77
Staffing Services
Revenues by Skill:
Clerical	$163,074	$145,438	$145,649	$589,213	$570,255
Light Industrial	131,685	129,828	112,542	488,240	383,810
Segment Revenues	$294,759	$275,266	$258,191	$1,077,453	$954,065
Revenues by Service:
Temporary Staffing	$292,994	$273,364	$256,384	$1,069,956	$947,825
Permanent Placement	1,765	1,902	1,807	7,497	6,240
Segment Revenues	$294,759	$275,266	$258,191	$1,077,453	$954,065
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	16.4%	15.9%	15.9%	15.3%	15.1%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	16.9%	16.5%	16.4%	15.9%	15.6%
Revenues per billing day by Skill: (1)
Clerical	$2,609	$2,309	$2,349	$2,334	$2,263
Light Industrial	$2,107	$2,061	$1,815	$1,934	$1,523
Revenues per billing day by Service: (1)
Temporary Staffing	$4,688	$4,339	$4,135	$4,237	$3,761
Permanent Placement	$28	$30	$29	$30	$25
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.